Exhibit 4.5

EXECUTION VERSION

STORE MASTER FUNDING I, LLC,

an Issuer,

STORE MASTER FUNDING II, LLC,

an Issuer,

 STORE MASTER FUNDING III, LLC

an Issuer,

STORE MASTER FUNDING IV, LLC

an Issuer,

and

CITIBANK, N.A.

as Indenture Trustee

SERIES 2013-3 SUPPLEMENT

Dated as of December 3, 2013

to

SECOND AMENDED AND RESTATED MASTER INDENTURE

Dated as of December 3, 2013

NET-LEASE MORTGAGE NOTES, SERIES 2013-3

Exhibits
EXHIBIT A	Additional Representations and Warranties

Schedules
SCHEDULE I-A	Properties / Tenants
SCHEDULE I-B	Mortgage Loans
SCHEDULE I-C	Representations and Warranties Exception Schedule
SCHEDULE II	Reserved
SCHEDULE III-A	Amortization Schedule (Series 2012-1 Notes)
SCHEDULE III-B	Amortization Schedule (Series 2013-1 Notes)
SCHEDULE III-C	Amortization Schedule (Series 2013-2 Notes)
SCHEDULE III-D	Amortization Schedule (Series 2013-3 Class A-1 Notes)
SCHEDULE III-E	Amortization Schedule (Series 2013-3 Class A-2 Notes)
SCHEDULE III-F	Amortization Schedule (Series 2013-3 Class B Notes)

i

SERIES 2013-3 SUPPLEMENT, dated as of December 3, 2013 (the “Series 2013-3 Supplement”), among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC (each an “Issuer” and together, the “Issuers”) and the Indenture Trustee.

Pursuant to this Series 2013-3 Supplement to the Second Amended and Restated Master Indenture (the “Master Indenture”), dated as of December 3, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC and the Indenture Trustee, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2013-3 Notes”), which consists of the Series 2013-3 Class A-1 Notes (as defined below), the Series 2013-3 Class A-2 Notes (as defined below) and the Series 2013-3 Class B Notes (as defined below), and specify the Principal Terms thereof.

Pursuant to the Amended and Restated Master Indenture (the “Amended and Restated Master Indenture”), dated as of March 27, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and the Indenture Trustee, as supplemented by the Series 2012-1 Supplement (“Series 2012-1 Supplement”), dated as of August 23, 2012, between STORE Master Funding I, LLC and the Indenture Trustee, as further supplemented by the Series 2013-1 Supplement (“Series 2013-1 Supplement”), dated as of March 27, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC and the Indenture Trustee, and as further supplemented by the Series 2013-2 Supplement (“Series 2013-2 Supplement”), dated as of July 25, 2013, between STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and the Indenture Trustee, STORE Master Funding I, LLC, STORE Master Funding II, LLC and STORE Master Funding III, LLC issued the Net-Lease Mortgage Notes, Series 2013-2 (the “Series 2013-2 Notes”), with an initial series principal balance equal to $218,500,000.

Pursuant to the Amended and Restated Master Indenture as supplemented by the Series 2012-1 Supplement and as further supplemented by the Series 2013-1 Supplement STORE Master Funding I, LLC and STORE Master Funding II, LLC issued the Net-Lease Mortgage Notes, Series 2013-1 (the “Series 2013-1 Notes”), with an initial series principal balance equal to $270,000,000.

Pursuant to the Master Indenture, dated as of August 23, 2012, between STORE Master Funding I, LLC and the Indenture Trustee and the Series 2012-1 Supplement, STORE Master Funding I, LLC issued the Net-Lease Mortgage Notes, Series 2012-1 (the “Series 2012-1 Notes”), with an initial series principal balance equal to $229,500,000.

Pursuant to the Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture.

ARTICLE I

DEFINITIONS

Section 1.01.         Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”: With respect to the Series 2013-3 Notes and any Payment Date, the period from and including the immediately preceding Payment Date (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, such Payment Date.

“Allocated Loan Amount”: As defined in the Property Management Agreement.

“Anticipated Repayment Date”: With respect to the Series 2013-3 Class A-1 Notes, the Payment Date occurring in November 2020 and with respect to the Series 2013-3 Class A-2 Notes and the Series 2013-3 Class B Notes, the Payment Date occurring in November 2023.

“Collateral Defect”: As defined in the Property Management Agreement.

“Controlling Party”: With respect to the Series 2013-3 Notes, the Series 2013-3 Class A Noteholders (excluding STORE Capital or any of its Affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2013-3 Class A Notes Outstanding, or, if such Series 2013-3 Class A Notes have been paid in full, the Series 2013-3 Class B Noteholders (excluding STORE Capital or any of its Affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2013-3 Class B Notes Outstanding.

“Early Amortization Period”: With respect to the Series 2013-3 Notes, (a) as defined in the Indenture and (b) in the event that the Issuers do not repay the Outstanding Principal Balance of the Series 2013-3 Notes in full on or prior to the applicable Anticipated Repayment Date.

“Guaranty”: With respect to the Series 2013-3 Notes, the Guaranty, dated as of August 23, 2012, by STORE Capital in favor of the Indenture Trustee and the Collateral Agent, for the benefit of the Noteholders, as may be amended or restated from time to time.

“Indenture”: With respect to the Series 2013-3 Notes, the Second Amended and Restated Master Indenture, dated as of December 3, 2013, as supplemented by the Series 2012-1 Supplement, the Series 2013-1 Supplement, the Series 2013-2 Supplement, this Series 2013-3 Supplement and any other Series Supplement, as applicable.

“Initial Purchaser”: Each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

“IRB Hybrid Lease”: The Hybrid Lease set forth on Schedule I-A hereto corresponding to HealthRidge Fitness Center, as tenant.

“Issuer Interests”: The limited liability company interests of STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC and STORE Master Funding IV, LLC.

“Issuer Member”: With respect to the Series 2013-3 Notes, STORE Capital Acquisitions, LLC.

“Limited Liability Company Agreement”: (i) The Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding I, LLC, dated as of November 14, 2013; (ii) the Third Amended and Restated Limited Liability Company Agreement of STORE Master Funding II, LLC, dated as of November 14, 2013, (iii) the Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding III, LLC, dated as of November 14, 2013 and (iv) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding IV, LLC, dated as of November 14, 2013, each as may be amended or restated from time to time.

“Make Whole Amount”: With respect to the Series 2013-3 Notes and any Payment Date (I) upon which any Unscheduled Principal Payment related to any Third-Party Option Price received as a result of a Third Party Purchase Option, Payoff Amounts received in connection with releases and sales of Leases and Properties, or any proceeds derived from each un-leased Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such un-leased Property) shall be paid pursuant to Section 2.02 of this Series Supplement or (II) that occurs more than twelve (12) months prior to the Anticipated Repayment Date, upon which a Voluntary Prepayment is made, the payment due to each Series 2013-3 Noteholder in an amount (as calculated two (2) Business Days prior to such Payment Date) equal to: the product of (1) the Applicable Paydown Percentage and (2)(A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining until the applicable Anticipated Repayment Date (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment, as applicable), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment, as applicable.

“Maximum Property Concentration”: With respect to any Determination Date and any concentration set forth below, means a percentage equal to the aggregate Allocated Loan Amounts in such concentration over the Aggregate Allocated Loan Amounts of the Collateral Pool: (a) with respect to the Other Amusement and Recreation Industries (7139) industry group from the North American Industry Classification System as of any Determination Date, a percentage equal to 20.0%, and (b) in the case of any other industry group from the North American Industry Classification System (other than Restaurants and Other Eating Places, so long as no related Restaurant Concept exceeds 12.5% of the Allocated Loan Amount of the Collateral Pool) as of any Determination Date, a percentage no greater than 15.0% as of such Determination Date; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of any Determination Date, a percentage equal to 12.5% and (b) in the case of the 5 largest Tenants (including affiliates thereof) as of any

Determination Date, an aggregate percentage equal to 45% as of such Determination Date; (iii) (a) with respect to Properties located in any state (other than Texas, Illinois, Georgia and Indiana) as of any Determination Date, a percentage equal to 12.5%; (b) with respect to Properties located in Illinois, Georgia or Indiana as of any Determination Date, a percentage equal to 15.0% as of such Determination Date and (c) with respect to Properties located in Texas as of any Determination Date, a percentage equal to 27.5% as of such Determination Date; (iv) with respect to Properties with a Unit FCCR, Master Lease FCCR or Hybrid Lease FCCR less than or equal to 1.5x as of any Determination Date, a percentage equal to 12.0% as of such Determination Date; (v) with respect to ground leases as of any Determination Date, a percentage equal to 2% as of such Determination Date; (vi) with respect to Tenants which pay Percentage Rent only as of any Determination Date, a percent equal to 2.0% as of such Determination Date; (vii) with respect to Properties with less than 12 months of operating history at such location as of any Determination Date, a percentage equal to 10.0% as of such Determination Date and (viii) (a) with respect to Mortgage Loans, as of any Determination Date prior to a New Issuance, a percentage no greater than 0.0% as of such Determination Date and (b) with respect to Mortgage Loans, as of any Determination Date on or after the date of the first New Issuance, a percentage no greater than 20.0% as of such Determination Date.

“Post-ARD Additional Interest Rate”: With respect to the Series 2013-3 Notes, a rate determined by the Property Manager to be the greater of (i) 5.0% and (ii) the applicable Post-ARD Reset Rate.

“Post-ARD Reset Rate”: With respect to the Series 2013-3 Notes, the positive amount (expressed as a rate per annum), if any, by which (i) the sum of (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the applicable Anticipated Repayment Date of United States Treasury Security having a term closest to ten (10) years, plus (B) 5.0%, plus (C) the applicable Post-ARD Spread exceeds (ii) the applicable Note Rate.

“Post-ARD Spread”: (i) With respect to the Series 2013-3 Class A-1 Notes, a percentage equal to 2.25%, (ii) with respect to the Series 2013-3 Class A-2 Notes, a percentage equal to 2.60% and (iii) with respect to the Series 2013-3 Class B Notes, a percentage equal to 3.20%.

“Private Placement Memorandum”: With respect to the Series 2013-3 Notes, the Private Placement Memorandum dated November 21, 2013.

“Rated Final Payment Date”: With respect to the Series 2013-3 Notes, the Payment Date occurring in November 2043.

“Reinvestment Yield”: With respect to any Class of Series 2013-3 Notes, the yield on the United States Treasury Security having the closest maturity (month and year) to the weighted average life of such Class of Notes, based on the Anticipated Repayment Date of such Class of Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Prepayment with respect thereto; if more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par), plus 0.50%.

“Scheduled Class A-1 Principal Balance”: With respect to any Payment Date and the Series 2013-3 Class A-1 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-D.

“Scheduled Class A-2 Principal Balance”: With respect to any Payment Date and the Series 2013-3 Class A-2 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-E.

“Scheduled Class A-1 Principal Payment”: With respect to each Payment Date and the Series 2013-3 Class A-1 Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-1 Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A-1 Principal Balance for the prior Payment Date minus (B) the related Scheduled Class A-1 Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2013-3 Class A-1 Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-1 Principal Balance for the prior Payment Date.

“Scheduled Class A-2 Principal Payment”: With respect to each Payment Date and the Series 2013-3 Class A-2 Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-2 Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A-2 Principal Balance for the prior Payment Date minus (B) the related Scheduled Class A-2 Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2013-3 Class A-2 Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-2 Principal Balance for the prior Payment Date.

“Scheduled Class B Principal Balance”: With respect to any Payment Date and the Series 2013-3 Class B Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-F.

“Scheduled Class B Principal Payment”: With respect to each Payment Date and the Series 2013-3 Class B Notes, an amount equal to (i) on any Payment Date prior to the Anticipated Repayment Date, zero dollars ($0) and (ii) on the Anticipated Repayment Date, the Outstanding Principal Balance of the Series 2013-3 Class B Notes.

“Series 2013-3 Class A Notes”: The Series 2013-3 Class A-1 Notes and the Series 2013-3 Class A-2 Notes.

“Series 2013-3 Class A-1 Notes”: Any of the Series 2013-3 Class A-1 Notes, issued pursuant to this Series 2013-3 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2013-3 Class A-2 Notes”: Any of the Series 2013-3 Class A-2 Notes, issued pursuant to this Series 2013-3 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2013-3 Class A-1 Note Interest”: On any Payment Date for the Series 2013-3 Class A-1 Notes, the interest accrued during the related Accrual Period at the Series 2013-3 Class A-1 Note Rate, applied to the Outstanding Principal Balance of the Series 2013-3 Class A-1 Notes before giving effect to any payments of principal on such Payment Date.

“Series 2013-3 Class A-2 Note Interest”: On any Payment Date for the Series 2013-3 Class A-2 Notes, the interest accrued during the related Accrual Period at the Series 2013-3 Class A-2 Note Rate, applied to the Outstanding Principal Balance of the Series 2013-3 Class A-2 Notes before giving effect to any payments of principal on such Payment Date.

“Series 2013-3 Class A-1 Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2013-3 Class A-1 Notes.

“Series 2013-3 Class A-2 Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2013-3 Class A-2 Notes.

“Series 2013-3 Class A-1 Noteholder”: With respect to any Series 2013-3 Class A-1 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2013-3 Class A-2 Noteholder”: With respect to any Series 2013-3 Class A-2 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2013-3 Class B Notes”: Any of the Series 2013-3 Class B Notes, issued pursuant to this Series 2013-3 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2013-3 Class B Note Interest”: On any Payment Date for the Series 2013-3 Class B Notes, the interest accrued during the related Accrual Period at the Series 2013-3 Class B Note Rate, applied to the Outstanding Principal Balance of the Series 2013-3 Class B Notes before giving effect to any payments of principal on such Payment Date.

“Series 2013-3 Class B Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2013-3 Class B Notes.

“Series 2013-3 Class B Noteholder”: With respect to any Series 2013-3 Class B Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series 2013-3 Note”: Any of the Series 2013-3 Class A-1 Notes, Series 2013-3 Class A-2 Notes and the Series 2013-3 Class B Notes.

“Series 2013-3 Noteholder”: Any of the Series 2013-3 Class A-1 Noteholders, Series 2013-3 A-2 Noteholders and the Series 2013-3 Class B Noteholders.

“Series Closing Date”: December 3, 2013.

ARTICLE II

CREATION OF THE SERIES 2013-3 NOTES; PAYMENTS ON THE SERIES 2013-3 NOTES

Section 2.01.         Designation.

(a)                           There is hereby created a Series of Notes consisting of the Series 2013-3 Class A-1 Notes, the Series 2013-3 Class A-2 Notes and the Series 2013-3 Class B Notes to be issued by the Issuers pursuant to the Indenture and this Series 2013-3 Supplement to be known as “Net-Lease Mortgage Notes, Series 2013-3.” The Series 2013-3 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and Ratings:

Class	Initial
Designation	Principal Balance	Note Rate	Ratings (S&P)

Series 2013-3 Class A-1 Notes	$77,000,000	4.24%	A(sf)

Series 2013-3 Class A-2 Notes	$100,000,000	5.21%	A(sf)

Series 2013-3 Class B Notes	$13,000,000	5.95%	BBB(sf)

The Note Interest with respect to the Series 2013-3 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2013-3 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2013-3 Notes shall not be subordinate to any other Series.

(b)                           The initial Payment Date with respect to the Series 2013-3 Notes shall be the Payment Date occurring in December 2013. The Rated Final Payment Date with respect to the Series 2013-3 Notes shall be in November 2043.

(c)                           The initial Collection Period with respect to the Series 2013-3 Notes shall be the period commencing on the Series Closing Date and ending on the Determination Date in December 2013.

(d)                           The Series 2013-3 Class A Notes shall be issued in the form of Book-Entry Notes. The Series 2013-3 Class B Notes offered and sold shall be issued in the form of Definitive Notes.

(e)                           Each statement, notice or other document related to the Series 2013-3 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Indenture via email shall be sent to the following address: servicer_reports@sandp.com.

(f)                            The Series Disposition Period Date with respect to the Series 2013-3 Notes shall be the Payment Date occurring in November 2040.

Section 2.02.         Payments on the Series 2013-3 Notes. On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2013-3 Notes for such Payment Date for the following purposes and in the following order of priority:

(1)           on a pro rata basis (a) to the Series 2013-3 Class A-1 Noteholders, the Series 2013-3 Class A-1 Note Interest, plus unpaid Series 2013-3 Class A-1 Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2013-3 Class A-1 Note Interest at the Series 2013-3 Class A-1 Note Rate and (b) to the Series 2013-3 Class A-2 Noteholders, the Series 2013-3 Class A-2 Note Interest, plus unpaid Series 2013-3 Class A-2 Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2013-3 Class A-2 Note Interest at the Series 2013-3 Class A-2 Note Rate;

(2)           to the Series 2013-3 Class B Noteholders, the Series 2013-3 Class B Note Interest, plus unpaid Series 2013-3 Class B Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2013-3 Class B Note Interest at the Series 2013-3 Class B Note Rate;

(3)           (I) for so long as no Early Amortization Period has commenced or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the Series 2013-3 Class A-1 Noteholders (until the Outstanding Principal Balance of the Series 2013-3 Class A-1 Notes has been reduced to zero), an amount up to the sum of the Scheduled Class A-1 Principal Payment and all Unscheduled Principal Payments allocable to the Series 2013-3 Notes for such Payment Date (based on the Outstanding Principal Balance of the Series 2013-3 Class A-1 Notes as a percentage of the Outstanding Principal Balance of the Class A Notes) and (ii) to the Series 2013-3 Class A-2 Noteholders (until the Outstanding Principal Balance of the Series 2013-3 Class A-2 Notes has been reduced to zero), an amount up to the sum of the Scheduled Class A-2 Principal Payment and all Unscheduled Principal Payments allocable to the Series 2013-3 Notes for such Payment Date (based on the Outstanding Principal Balance of the Series 2013-3 Class A-2 Notes as a percentage of the Outstanding Principal Balance of the Series 2013-3 Class A Notes); or (II) if an Early Amortization Period has commenced or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of the Series 2013-3 Class A-1 Notes and the Series 2013-3 Class A-2 Notes as a percentage of the Outstanding Principal Balance of the Series 2013-3 Class A Notes) (i) to the Series 2013-3 Class A-1 Noteholders and (ii) to the Series 2013-3 Class A-2 Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2013-3 Class A Notes has been reduced to zero;

(4)           (I) for so long as no Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Series 2013-3 Class B Noteholders (until the Outstanding Principal Balance of the Series 2013-3 Class B Notes has been reduced to zero), an amount up to the sum of the Scheduled Class B Principal Payment and all Unscheduled Principal Payments allocable to the Series 2013-3 Notes for such Payment Date remaining after distributions to the

Series 2013-3 Class A Noteholders pursuant to clause 3(I) immediately above; or (II) if an Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Series 2013-3 Class B Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2013-3 Class B Notes has been reduced to zero;

(5)           to the Series 2013-3 Class A-1 Noteholders and the Series 2013-3 Class A-2 Noteholders, pro rata, based on the amount payable, the Make Whole Amounts allocated to the Series 2013-3 Class A-1 Notes and the Series 2013-3 Class A-2 Notes, if any, due on such Payment Date;

(6)           to the Series 2013-3 Class B Noteholders, the Make Whole Amounts allocated to the Series 2013-3 Class B Notes, if any, due on such Payment Date;

(7)           to the Series 2013-3 Class A-1 Noteholders and the Series 2013-3 Class A-2 Noteholders, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2013-3 Class A-1 Notes and the Series 2013-3 Class A-2 Notes on such Payment Date;

(8)           to the Series 2013-3 Class B Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2013-3 Class B Notes on such Payment Date; and

(9)           to the Issuers, all remaining Series Available Amounts.

Section 2.03.         Redemption of the Series 2013-3 Notes.

(a)                           The Issuers may, at their option, elect to purchase the Outstanding Principal Balance of the Series 2013-3 Notes, in whole or in part, on any Payment Date after July 2015 (such date, the “Series 2013-3 Redemption Date”) in an amount sufficient to pay (i) the then Outstanding Principal Balance of the Series 2013-3 Notes, plus all accrued and unpaid interest thereon, (ii) all amounts related to the Series 2013-3 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer and the Back-Up Manager and (iii) the required Make Whole Amount, if applicable, by giving written notice to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Rating Agencies no less than 15 days prior to the Series 2013-3 Redemption Date.

(b)                           The Issuers may purchase the Outstanding Principal Balance of the Series 2013-3 Notes, in part, so long as the Issuers shall also purchase a pro rata amount of the Outstanding Principal Balance of each other Outstanding Series of Notes. On any Payment Date that is less than or equal to twenty-four (24) months prior to the Anticipated Repayment Date of the related Class, the Issuers may purchase the Outstanding Principal Balance of any Class of the Series 2013-3 Notes, in whole, without purchasing the Outstanding Principal Balance of any other Class of Notes; provided, however, unless the Issuers purchase the Outstanding Principal Balance of all Outstanding Series of Notes, the Issuers may not purchase the Outstanding Principal Balance of any Class of Series 2013-3 Notes, in whole, if there shall be

Outstanding (i) any other Series 2013-3 Notes or (ii) a Class of any other Series, in each case, with a higher alphabetical designation and an Anticipated Repayment Date that is the same as, or sooner than, the Anticipated Repayment Date of the Class of Notes being prepaid.

(c)                           In the event any option is exercised pursuant to this Section 2.03, the Issuers shall deposit into the Collection Account not later than the applicable Series 2013-3 Redemption Date an amount in immediately available funds equal to the amount described in Section 2.03(a) above. Upon confirmation that such deposit has been made, the Indenture Trustee shall: (1) remit principal amounts set forth under Section 2.03(a)(i) above, pro rata, to the Series 2013-3 Noteholders based on their respective Outstanding Principal Balances, and shall remit interest amounts set forth under Section 2.03(a)(i) above in accordance with the respective accrued and unpaid amounts to which they are then entitled to payment; and (2) pay all amounts set forth under Section 2.03(a)(ii) above to each applicable party as set forth in the applicable notice of redemption provided by the Issuers pursuant to this Section 2.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.         Representations and Warranties.

(a)                           The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 5.06 and Section 9.04, as applicable, of the Indenture.

(b)                           Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:

(i)            it has full corporate power and authority to execute, deliver and perform under this Series 2013-3 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2013-3 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2013-3 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Series 2013-3 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii)           No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2013-3 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02.         Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Series 2013-3 Noteholders and the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Indenture, including but not limited to those conditions precedent set forth in Section 2.04(e) thereof, have been satisfied.

Section 3.03.         Collateral Representations and Warranties.

(a)                           The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Series 2013-3 Noteholders that the representations and warranties set forth in Section 2.20, Section 2.21, and Section 2.22 of the Indenture and, if any, Exhibit A hereto are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Properties and Leases Granted by such Issuer on or prior to the Series Closing Date, except as otherwise set forth in Schedule I-C hereto.

(b)                           The Issuers hereby represent and warrant that attached hereto as Schedule I-A is a true and correct list of all businesses in the following industry groups from the North American Industry Classification System operating at the related Properties and no Issuer has received a notice of any material defaults under any applicable franchise or operating agreements: Automobile Dealers (4411), Automotive Parts, Accessories, and Tire Stores (4413), Automotive Repair and Maintenance (8111), Basic Chemical Manufacturing (3251), Beer, Wine, and Liquor Stores (4453), Child Day Care Services (6244), Colleges, Universities, and Professional Schools (6113), Commercial and Industrial Machinery and Equipment Rental and Leasing (5324), Consumer Goods Rental (5233), Department Stores (4521), Electronics and Appliance Stores (4431), Elementary and Secondary Schools (6111), Foundries (3315), Furniture Stores (4421), Grocery Stores (4451), Home Furnishings Stores (4422), Iron and Steel Mills and Ferroalloy Manufacturing (3311), Miscellaneous Durable Goods Merchant Wholesalers (4239), Motion Picture and Video Industries (5121), Motor Vehicle and Motor Vehicle Parts and Supplies Merchant Wholesalers (4231), Other Amusement and Recreation Industries (7139), Other Electrical Equipment and Component Manufacturing (3359), Other Motor Vehicle Dealers (4412), Other Personal Services (8129), Outpatient Care Centers (6214), Plastics Product Manufacturing (3261), Restaurants and Other Eating Places (7225), Sporting Goods, Hobby and Musical Instrument Stores (4511) and Veneer, Plywood, and Engineered Wood Product Manufacturing (3212).

(c)                           The Issuers hereby represent and warrant that each Property is used exclusively for purposes related to businesses in the following industry groups and other previously existing uses or other use permitted under the Leases: Automobile Dealers (4411), Automotive Parts, Accessories, and Tire Stores (4413), Automotive Repair and Maintenance (8111), Basic Chemical Manufacturing (3251), Beer, Wine, and Liquor Stores (4453), Child Day Care Services (6244), Colleges, Universities, and Professional Schools (6113), Commercial and Industrial Machinery and Equipment Rental and Leasing (5324), Consumer Goods Rental (5233), Department Stores (4521), Electronics and Appliance Stores (4431), Elementary and Secondary Schools (6111), Foundries (3315), Furniture Stores (4421), Grocery Stores (4451),

Home Furnishings Stores (4422), Iron and Steel Mills and Ferroalloy Manufacturing (3311), Miscellaneous Durable Goods Merchant Wholesalers (4239), Motion Picture and Video Industries (5121), Motor Vehicle and Motor Vehicle Parts and Supplies Merchant Wholesalers (4231), Other Amusement and Recreation Industries (7139), Other Electrical Equipment and Component Manufacturing (3359), Other Motor Vehicle Dealers (4412), Other Personal Services (8129), Outpatient Care Centers (6214), Plastics Product Manufacturing (3261), Restaurants and Other Eating Places (7225), Sporting Goods, Hobby and Musical Instrument Stores (4511) and Veneer, Plywood, and Engineered Wood Product Manufacturing (3212), which are described below.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.         Reserved.

Section 4.02.         Ratification of Indenture. The Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2013-3 Supplement, the Series 2013-2 Supplement, the Series 2013-1 Supplement and the Series 2012-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 4.03.         Future Funding Deposit.

(a)                           Notwithstanding the terms of Section 9.28 of the Master Indenture, on the Series Closing Date, the Issuers shall deposit into the Release Account $4,058,681.89 (the “Future Funding Deposit”) from the proceeds received in connection with the sale of the Series 2013-3 Notes.

(b)                           On any date on which an Issuer is obligated to fund a draw request made by a Tenant pursuant to a Lease, the Property Manager may withdraw the portion of the Future Funding Deposit from the Release Account to fund such obligation in accordance with such Lease. Notwithstanding Section 7.01 of the Property Management Agreement, on or prior to December 31, 2013, no portion of the Future Funding Deposit may be utilized by the Issuers to acquire Qualified Substitute Properties. During the period commencing on December 31, 2013 and ending on December 31, 2014, all or a portion of the Future Funding Deposit may be utilized by the Issuers to acquire one or more Qualified Substitute Properties. If any portion of the Future Funding Deposit remains on deposit in the Release Account on December 31, 2015, such amount shall be deposited as Unscheduled Proceeds into the Collection Account to be paid as Unscheduled Principal Payments on the related Payment Date.

Section 4.04.         Counterparts. This Series 2013-3 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument.

Section 4.05.         Governing Law. THIS SERIES 2013-3 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.06.         Beneficiaries. As supplemented by this Series 2013-3 Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2013-3 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.07.         Limited Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2013-3 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished. Each Series 2013-3 Noteholder shall be deemed to have agreed, by acceptance of its Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of any Issuer for a period of two years and 31 days following payment in full of all of the Notes (including the Series 2013-3 Notes) issued or co-issued by the Issuers under the Indenture.

Notwithstanding the foregoing, the Indenture Trustee, on behalf of the Series 2013-3 Noteholders, shall have the right to enforce the liability and obligation of any Issuer hereunder, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by such Noteholders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following: (i) fraud or intentional misrepresentation by such Issuer in connection with the Series 2013-3 Notes, the Indenture and/or any other Transaction Documents; (ii) intentional acts constituting gross negligence or willful misconduct or bad faith of such Issuer; (iii) intentional destruction or waste of any Property by such Issuer; (iv) the breach of any representation, warranty, covenant or indemnification provision in the Indenture or any other Transaction Document concerning Environmental Laws, Hazardous Substances or Asbestos; (v) the removal or disposal of any portion of any Property during the continuation of an Event of Default; (vi) the misapplication or conversion by such Issuer of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Monthly Lease Payments following an Event of Default, (D) any Monthly Lease Payments paid more than one month in advance, (E) any premiums for any Property Insurance Policies required under the Property Management Agreement received by such Issuer from any third party or Tenant or (F) any funds received by such Issuer for payment of Taxes or other charges that can create liens on any portion of any Property; or (vii) any security deposits (including letters of credit) collected with respect to any Property which are not delivered to the Indenture Trustee upon a foreclosure of such Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

Section 4.08.         Notice to the Rating Agency. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of S&P, Standard &

Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 4.09.         Co-Issuer Status. Each Issuer shall be a co-issuer of the Series 2012-1 Notes, the Series 2013-1 Notes, the Series 2013-2 Notes and the Series 2013-3 Notes and each Issuer shall have all the rights and obligations of each other Issuer under each of the Transaction Documents.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2013-3 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

STORE MASTER FUNDING I, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - Operations

STORE MASTER FUNDING II, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - Operations

STORE MASTER FUNDING III, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - Operations

STORE MASTER FUNDING IV, LLC,
a Delaware limited liability company, as Issuer

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	Executive Vice President - Operations

Signature Page to Indenture Supplement - STORE 2013-3

CITIBANK, N.A.,
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Vice President

Signature Page to Indenture Supplement - STORE 2013-3

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

NONE.

A-1